Exhibit 10.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT, (“Agreement”) dated as of September 9, 2014, by and among Premier Holding Corporation, a Nevada corporation (the “Purchaser”), Lexington Power & Light LLC, a New York limited liability company (the “Company”), Debra Sanabria, an individual residing at 14 Parsonage Road, East Setauket, New York 11733 (“Sanabria”) and Anthony Manganello, an individual residing at 10 Paul Street, Port Jefferson Station, New York 11776 (“Manganello” and together with Sanabria, collectively referred to as the “Members”).

WHEREAS, as of the date hereof Sanabria owns sixty-five of the Class A Membership Interest Units and Manganello owns thirty five of the Class A Membership Interest Units, which represent all of the issued and outstanding Membership Interest Units of the Company (“Membership Interests”);

WHEREAS, subject to the terms and conditions set forth below the Purchaser desires to purchase and acquire from the Members eighty-five percent (85%) of the issued and outstanding Membership Interests of the Company (the “Purchased Interests”) as set forth on Exhibit 2.1(a) and an option to acquire the remaining fifteen percent (15%) of the Membership Interests of the Company from the Members (the “Option”) in accordance with the terms of the Option Agreement, substantially in the form attached hereto as Exhibit 2.1(b) (the “Option Agreement”);

WHEREAS, the Members desire to sell the Purchased Interests to Purchaser and grant Purchaser the Option, subject to the terms and conditions of this Agreement and the Option Agreement; and

WHEREAS, Purchaser desires to purchase the Purchased Interests from the Members for the Purchase Price, as defined below, and secure the Option, subject to the terms and conditions of this Agreement and the Option Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

“Closing Date” shall have the meaning set forth in Section 2.5.

“Contract” means any contract, sub-contract, agreement, lease, license, commitment, sale or purchase order, note, loan agreement, indenture, guaranty or any other instrument, arrangement, or binding understanding of any kind, whether written or oral, and whether express or implied.

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“EBITDA” shall mean earnings before interest, taxes, depreciation and amortization of the Company computed in accordance with U.S. GAAP.

“GAAP” means United States generally accepted accounting principles, consistently applied throughout the specified period and in all prior comparable periods.

“Governmental Entity” means any (i) nation, state, commonwealth, county, city, town, village, district, or other jurisdiction of any nature, (ii) federal, state, local, municipal, foreign, or other government, (iii) federal, state, local or foreign governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court or tribunal), (iv) multi-national or supra-national organization or body, (v) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power, including any court or arbitrator, (vi) self-regulatory organization or (vii) official of any of the foregoing.

“Hutcher Note” means that promissory note, dated as of December 11, 2013, issued by the Company to Larry Hutcher in the principal amount of $200,000, with interest accrued thereon.

“Laws” means all laws, statutes, common law, rules, codes, regulations, restrictions, ordinances, orders, decrees, approvals, directives, judgments, rulings, injunctions, writs and awards of, or issued or entered by, all Governmental Entities.

“Licenses” means all notifications, licenses, permits (including environmental, construction and operation permits), franchises, certificates, approvals, exemptions, classifications, registrations and other similar documents and authorizations issued by any Governmental Entity, and applications therefor.

“Liens” means all mortgages, liens, pledges, security interests, charges, claims, restrictions, title defects, easements, covenants, options, rights of first refusal and encumbrances of any nature whatsoever.

“Party” or “Parties” means, individually, the Purchaser, the Company or any Member, and, collectively, the Purchaser, the Company and the Members.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or Governmental Entity.

“Purchase Price” has the meaning ascribed to it in Section 2.2.

“Purchaser” has the meaning ascribed to it in the forepart of this Agreement.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Laws” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder and the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

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ARTICLE II

PURCHASE PRICE AND CLOSING

2.1 Purchase and Sale.

(a) Subject to the terms and conditions hereof, at the Closing, the Members shall sell, assign, transfer and deliver to the Purchaser, and the Purchaser shall purchase and acquire from the Members, the Purchased Interests, free and clear of all Liens in accordance with Exhibit 2.1(a).

(b) The Purchaser shall receive an option to acquire the remaining 15% of the Membership Interests of the Company at the Closing from the Members (the “Option”) in accordance with the Option Agreement, substantially in the form attached hereto as Exhibit 2.1(b).

(c) The Purchaser shall repay the outstanding principal and accrued interest from the Hutcher Note as of the Closing Date, plus all outstanding legal fees.

2.2 Purchase Price. The Members shall receive the Purchase Price which shall consist of the items described below; provided, that notwithstanding anything to the contrary herein, the Purchaser shall deliver and the Members shall be entitled to receive without any conditions the items described in Section 2.2(a).

(a) Guaranteed Payments: The Purchaser shall remit the following to the Members or their designees:

(i) The Purchaser shall remit the Members on a pro rata basis an aggregate amount equal to Five Hundred Thousand United States Dollars ($500,000) and payable pursuant to the terms of the Promissory Notes, in the form attached hereto as Exhibit 2.2(a)(1) and Exhibit 2.2(a)(2) issued to each of Sanabria and Manganello, respectively (the “Purchase Price Notes”). The Purchaser hereby agrees that any failure to make timely payments as set forth under the Purchase Price Notes or this Section 2.2, the Members shall have the right to promptly (i) terminate this Agreement and any further obligation hereunder; and (ii) the sale and transfer of Purchased Interests to the Purchaser shall be deemed terminated (the “Termination Rights”); provided, that the Purchaser shall be entitled to retain an amount of Membership Interests equal to (x) the amount of issued and outstanding Membership Interests issued and outstanding multiplied by (y) the quotient of (i) the amount of cash actually paid by the Purchaser pursuant to the Purchase Price Note and (ii) $6,000,000. The Purchase Price Notes shall provide for thirty (30) day cure periods for any default of any monetary obligations. In the event the Members exercise the Termination Rights, the Purchaser shall promptly cooperate with any instruments or requirements necessary to effectuate the Termination Rights and such termination of any rights granted pursuant to the Third Amended and Restated Operating Agreement, attached hereto as Exhibit 2.2(a)(3) (the “Post Closing Operating Agreement”). In the event of such uncured default the Members shall be entitled to retain any of the amounts paid pursuant to the Purchase Price Notes prior to the default and any of the shares of Common Stock issued pursuant to Section 2.2(a)(ii); provided, however, nothing contained herein shall be deemed as a waiver of any rights or remedies of Members, at law or equity, arising out of or relating to such default.

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(ii) The Purchaser shall issue to the Members an aggregate amount of Seven Million Five Hundred Thousand (7,500,000) of shares (the “Guaranteed Equity Consideration”) of the Purchaser’s restricted common stock issued at Closing in the name of the Members, or their designees (subject to adjustment as described herein), with the following legend (the “Restricted Stock Legend”):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PREMIER HOLDING CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b) Contingent Funding Obligation. The Purchaser hereby agrees and covenants that it use its best efforts during the period commencing on the date hereof through the first anniversary of the date hereof (the “Funding Period”) to obtain additional equity or convertible debt financing (the “Financing”) from third parties on an arm’s length and commercially reasonable basis for a minimum of $1,000,000 (the “Financing Proceeds”). The parties hereby agree that fifty percent (50%) of the Financing Proceeds shall be allocated as follows (i) first to the Members on a pro rata basis in the amount of $500,000; and (ii) thereafter any amounts in excess of the payment to the Members shall be allocated to the Company for working capital purposes for fiscal year ended 2015 in accordance with the terms of the Post Effective Operating Agreement.

(c) Earnout Payments: For the period commencing as of the Closing Date through the second anniversary thereafter (“Earnout Period”), upon the Company achieving an EBITDA of at least $2,500,000 (the “EBITDA Threshold”) for the most recent completed 12 fiscal months from the preceding year, the Purchaser shall remit within five (5) business days of receipt of audited financial statements of the Companyto the Members or any of their designees shall be entitled to the following on a pro rata as set forth on Exhibit 2.1(a): (i) Five Hundred Thousand Dollars ($500,000) (the “Earnout Cash Consideration”); and (ii) an aggregate amount of 2,500,000 shares of restricted Common Stock (the “Earnout Equity Consideration” and together with the Earnout Cash Consideration collectively referred to as the “Earnout Consideration”), with a Restricted Stock Legend or any other legend required by applicable Law. Notwithstanding anything to the contrary hereunder, in the event the Purchaser or any subsidiary thereof does not direct customer referrals resulting in gross revenues for the Company of at least $50,000,000 on an annual basis during the Earnout Period, the Members shall be entitled to all of the Earnout Consideration regardless of whether the EBIDTA Threshold is met by the Company.

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2.3 Board Rights. Upon the Closing, the Members shall be granted a right to appoint one member of the Board of Directors of the Purchaser (the “Board Representative”). The Purchaser shall take all such actions to amend its by-laws to fix the Board of Directors to five (5) members. The Purchaser shall take all such action, including any shareholder vote, necessary to make such appointment, which shall continue for a term of five (5) years. To the extent permitted by law, the Purchaser hereby agrees that the Board Representative’s approval will be required for any of the following actions: (i) except as expressly permitted in this Agreement or disclosed in any the Purchaser’s disclosure schedules attached hereto, approve any issuance of Common Stock or securities of the Purchaser convertible into shares of Common Stock for a value less than trading price as listed on the Over the Counter Bulletin Board as of the Closing Date; (ii) expand the size of the Board of Directors; and (iii) any sale of assets or equity interests of the Company following the Closing Date.

2.4 Anti-Dilution Rights. The Purchaser further covenants and agrees that for a period of five years from the Closing Date, the Purchaser shall not (i) except as expressly permitted in this Agreement or disclosed in any of the Purchaser’s disclosure schedules attached hereto, approve any issuance of Common Stock or securities of the Purchaser convertible into shares of Common Stock for a value less than the trading price as listed on the Over the Counter Bulletin Board as of the Closing Date; (ii) expand the size of the Board of Directors; and (iii) any sale of assets or equity interests of the Company following the Closing Date.

2.5 Closing Date. The closing (the “Closing”) of the transactions contemplated by this Agreement shall occur within three days of the satisfaction or waiver of the Closing Conditions of the parties set forth in Article V and Article VI respectively (the “Closing Date”). The parties shall use their best efforts to close on or before September 30, 2014. The Closing shall take place at the office of the Company’s attorneys’ offices, Davidoff Hutcher & Citron LLP, 605 Third Avenue, 34th Floor, New York, New York 10158, or at such other time and location which is mutually agreed upon by the parties. The parties hereto agree to cooperate and use reasonable efforts to cause all contingencies to occur by the Closing Date. If through no fault of Purchaser or Members the Closing fails to occur on or before September 30, 2014, then either the Purchaser or the Members may, without liability, terminate their respective obligations under this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY & MEMBERS

The Members and the Company represent and warrant to Purchaser that the statements contained in this Article III are true and correct as of the date of this Agreement, and will be true and correct as of the Closing Date (as though made then and as though such Closing Date was substituted for the date of this Agreement throughout this Article III). The Members have delivered a Disclosure Schedule (including exhibits thereto) to Purchaser setting forth certain information, the disclosure of which is required or appropriate in relation to any or all of the following representations and warranties.

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3.1 Organization of the Company. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York. The property and business activity of the Company is an independent energy services company (“ESCO”) that sells electricity and natural gas. The Company is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions listed on Schedule 3.1(a) in which the character of its activities requires such qualification or licensing.

3.2 Capitalization. Schedule 3.2 accurately and completely sets forth the capital structure of the Company as of the date hereof, and immediately prior to the consummation of the transactions contemplated hereby and before giving effect to such transactions. The Members own all of the issued and outstanding Membership Interests of the Company. As of the date hereof, there are no preemptive or similar rights to purchase or otherwise acquire membership interests in the Company pursuant to any provision of law, the Articles of Organization or the Second Amended and Restated Operating Agreement of the Company, dated as of ___________ (as amended through the date hereof (the “Current Operating Agreement”) or any agreement to which the Company is a party. All Selling Members expressly waive any rights that would otherwise cause a termination of the Company due to this Agreement.

3.3 Required Consents. Schedule 3.3 sets forth each action, consent, approval, notification, waiver, authorization, order or filing (each, a “Required Consent” and collectively, the “Required Consents”) under any Law, License or Contract to which the Company is or any of the Members is a party that is necessary with respect to the execution, delivery and performance of this Agreement to avoid a breach or violation of, or giving rise to any right of termination, cancellation or acceleration of any right or obligation or to a loss of any benefit under any such Law, License or Contract. Except as set forth on Schedule 3.3, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required with respect to the Company or any of the Members in connection with the execution, delivery or performance of this Agreement.

3.4 Authorization. The Company has full corporate power and authority to execute and deliver this Agreement and any exhibits hereto to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any exhibits hereto to which the Company is a party and the performance by the Company of its obligations hereunder and thereunder and the consummation of the transactions provided for herein and therein have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been, and the exhibits hereto shall be as of the Closing Date, duly executed and delivered by the Company and do or shall, as the case may be, constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms.

3.6 Financial Statements.

(a) The Company shall furnish to the Purchaser on or before the Closing Date true and complete copies of the audited consolidated balance sheets of the Company as of December 31, 2012 and December 31, 2013 and the related consolidated statements of operations, statement of changes in member’s equity and cash flows for the years then ended, together with the notes thereto, (the “Audited Financial Statements”), setting forth in each case in comparative form the corresponding figures for the corresponding dates and periods of the previous fiscal year, together with reports of auditors thereon. The Audited Financial Statements fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries, if any, as of the respective dates thereof, and the results of operations, changes in stockholder’s equity and cash flows for the periods set forth therein, all in conformity with GAAP. The parties hereby agree that all the costs of the Audited Financial Statements shall be borne by the Purchaser.

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(b) The Members and the Company shall cause all financial information to be available for inspection and review by Purchaser, including its executive officers, accountants, lawyers, and consultants for due diligence. Further, the Members and the Company shall cooperate with the preparation of the financial statements, including notes to financial statements and pro forma statements to enable Purchaser to complete all filings with the Securities and Exchange Commission in a timely manner.

3.7 Full Disclosure. This Agreement does not, and the documents and certificates executed by the Members and/or the Company or otherwise furnished by the Members and the Company to Purchaser do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Purchaser represents and warrants to the Members that the statements contained in this Article IV are true and correct as of the date of this Agreement, and will be true and correct as of the Closing Date (as though made then and as though such Closing Date was substituted for the date of this Agreement throughout this Article IV).

4.1 Organization. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada with the corporate power and authority to carry on its business as now being conducted.

4.2 Authorization. The Purchaser has full corporate power and authority to execute and deliver this Agreement and any exhibits attached hereto, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any exhibits attached hereto by the Purchaser, the performance by the Purchaser of its obligations hereunder and thereunder, and the consummation of the transactions provided for herein and therein have been duly and validly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been and, as of the Closing Date, each of the exhibits attached hereto shall be, duly executed and delivered by the Purchaser and do or shall, as the case may be, constitute the valid and binding agreements of the Purchaser, enforceable against the Purchaser in accordance with their respective terms.

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4.3 Ability to Carry Out Agreement. The execution, delivery and performance of this Agreement by the Purchaser, the consummation of the transactions contemplated hereby and thereby and the fulfillment of, and compliance with, the terms and conditions hereof and thereof do not or shall not (as the case may be), with the passing of time or the giving of notice or both, (a) contravene or conflict with any term or provision of the charter documents of the Purchaser, (b) violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, permit the acceleration of any obligation under or create in any party the right to terminate, modify or cancel any Contract to which the Purchaser is a party, (c) contravene or conflict with any judgment, decree or order of any Governmental Entity to which the Purchaser is a party or by which the Purchaser is bound or (d) contravene or conflict with any Law applicable to the Purchaser. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required with respect to the Purchaser in connection with the execution, delivery or performance of this Agreement or the Purchaser Ancillary Documents or the consummation of the transactions contemplated hereby or thereby.

4.3 Equity. The Guaranteed Equity Consideration and the Earnout Equity Consideration to be issued pursuant to this Agreement will be issued at Closing, free and clear of liens, claims, and encumbrances, and Purchaser has all necessary right and power to issue the Shares to the Members as provided in this Agreement without the consent or approval of any person, firm, corporation, or governmental authority.

4.4 Capitalization of Purchaser. Schedule 4.4(a) accurately and completely sets forth the capital structure of the Purchaser by listing thereon the number of shares of capital stock of the Purchaser which are authorized and which are issued and outstanding. All of the issued and outstanding shares of capital stock of the Purchaser have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 4.4(b), there are no outstanding options, warrants, conversion rights, subscriptions or other rights entitling any Person to acquire or receive, or requiring the Purchaser to issue, any shares of its capital stock or securities convertible into, or exchangeable for, shares of capital stock. Except as set forth on Schedule 4.4(c) there are no outstanding Contracts of the Purchaser or any other Person to purchase, redeem, or otherwise acquire any of the shares of capital stock of the Purchaser or securities or obligations of any kind convertible into any shares of capital stock of the Purchaser. There are no dividends which have accrued or been declared, but are unpaid on the capital stock of the Purchaser. Except as set forth on Schedule 4.4(d), there are no outstanding or authorized stock appreciation, phantom stock, stock plans or similar rights with respect to the Purchaser. Except as set forth herein the Purchaser has not granted any registration rights to any third parties.

4.5 Contracts. Except as disclosed pursuant to this Agreement, there are no contracts, actual or contingent obligations, agreements, franchises, license agreements, or other commitments between Purchaser and other third parties which are material to the business, financial condition, or results of operation of Purchaser, taken as a whole. For purposes of the preceding sentence, the term “material” refers to any obligation or liability that by its terms calls for aggregate payments of more than $25,000.

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4.6 Compliance with Law. The Purchaser is (and has been at all times during the past five (5) years) in compliance with all applicable Laws, including, but not limited (i) the Securities Laws; and (ii) applicable Laws relating to the activities of the Purchaser. The Purchaser represents that it has not been charged with, and the Purchaser has not received any written notice that it is under investigation with respect to, and is not otherwise now under investigation with respect to, a violation of any applicable Law. The Purchaser has filed all reports required to be filed with any Governmental Entity on or prior to the date hereof, including, but not limited to all reports required to be filed pursuant to the Securities Laws and any applicable U.S. state “Blue Sky” laws have been filed. Purchaser further represents that it has no existing or threatened liabilities, claims, lawsuits, or basis for the same with respect to its original stock issuance to its founders, any other issuance of stock, or any dealings with its stockholders, the public, the brokerage community, the SEC, any state regulatory agencies, or other persons.

4.7 Corporate Records. Copies of all corporate books and records, including, but not limited to, any other documents and records of Purchaser relating to the proceeding of its shareholders and directors will be provided to the Members prior to Closing. All such records and documents are and will be complete, true, and correct.

4.8 Approvals. Except as otherwise provided in this Agreement, no authorization, consent, or approval of, or registration or filing with, any Governmental Entity or any other person is required to be obtained or made by Purchaser in connection with the execution, delivery, or performance of this Agreement.

4.9 Solvency. The total assets of the Purchaser (including, without limitation, goodwill) exceed its total liabilities, and the Purchaser is able to pay its obligations incurred as they become due.

4.10 Brokers, Finders and Investment Bankers. Neither the Purchaser, nor any officer, member, director or employee of the Purchaser, nor any affiliate of the Purchaser has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders’ fees in connection with the transactions contemplated hereby where such liability would be payable by the Company or any Member.

4.11 Source of Funding; Identity. The source of payments for the Purchased Interests and repayment of the Hutcher Note are and shall be from the Purchaser’s own account and Purchaser acknowledges, understands, covenants and agrees that that the Company may require additional information regarding (i) the source(s) of the payment for the Purchased Interests and (ii) any and all information with respect to the identity of the Purchaser in order to facilitate the Company’s compliance with the U.S. Government’s anti-money laundering policies and procedures as set out in the USA PATRIOT Act or otherwise.

4.12 Legal Proceedings. There is no suit, action, claim, arbitration, mediation, proceeding or investigation (a) pending or, to the knowledge of the Purchaser, threatened by or against the Purchaser or otherwise naming the Purchaser as a party or, (b) to the extent applicable to the Purchaser, pending or, to the knowledge of the purchaser, threatened by or against any director or officer of the Purchaser. To the knowledge of the Purchaser, no event has occurred or circumstance exists that could reasonably be expected to give rise to or serve as a basis for, the commencement of any suit, action, claim, arbitration, proceeding or investigation referred to in this Section 4.12 For the purposes of this Section 4.12, knowledge shall be deemed the actual or constructive knowledge of any of the Purchaser’s officers or directors after having conducted a reasonable inquiry.

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4.12 Full Disclosure. No representation or warranty by the Purchaser in this Agreement or any certificate or other document furnished or to be furnished by the Purchaser to the Members or the Company pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE V

CONDITIONS TO CLOSING FOR THE COMPANY AND THE MEMBERS

All obligations of the Members under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

5.1 Representations and Warranties. The representations and warranties by Purchaser set forth in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement. Purchaser shall deliver on the Closing Date a certificate to this effect, referred to as Purchaser’s Certificate of Representations and Warranties.

5.2 No Breach or Default. Purchaser shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing, including but not limited to, the applicable covenants contained in Article VIII.

5.3 Purchaser shall have remitted the applicable payment required to repay the Hutcher Note as set forth in Section 2.1(c) hereof.

5.4 The Purchaser shall have executed and delivered the Purchase Price Notes to the applicable Member, substantially in the form attached hereto as Exhibit 2.2(a)(1) and Exhibit 2.2(a)(2). The Purchaser shall also cause to be issued the Guaranteed Equity Consideration to the Members or the applicable designees.

5.5 The Company shall have executed and delivered the Consulting Agreement, by and between the Company and Lexington Trading Partners, LLC (the “Consultant”), in the form attached hereto as Exhibit 5.5 (the “Consulting Agreement”).

5.6 The Company and the Purchaser shall have executed and delivered the Post Effective Operating Agreement.

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5.7 The Members shall simultaneously transfer ownership their remaining fifteen (15) Membership Interests to the Consultant as evidenced

5.8 The Purchaser shall have executed and delivered the Option Agreement to the Consultant.

5.9 The Company shall have issued to the Consultant a certificate evidencing its ownership of 15 Membership Interest Units of the Company.

5.10 Purchaser will have delivered to the Members, or caused the delivery of all of the schedules described herein.

5.11 Purchaser will have delivered all documents and instruments evidencing the appointment and the rights granted to the Board Representative as set forth in Section 2.3 hereof.

5.12 Required Consents. The Company shall have obtained the applicable consents from applicable third parties described on Schedule 3.3, including, but not limited to, the Governmental Entities as described on Schedule 3.3 hereof. In the event, Vantage Commodities Financial Services I, LLC (the “Senior Lender”) has not consented to the terms of this Agreement and the transfer of the Purchased Interests, the Company shall be entitled to take such actions necessary to terminate the credit facility in accordance with the terms contained therein, including, but not limited to, the payment of the termination fee.

5.13 Purchaser shall have taken such action to add the Board Representative to the Purchaser’s Director and Officer Errors and Omissions Insurance Policy with the coverages as previously disclosed by the Purchaser to the Members and the Company.

5.14 Purchaser shall have remitted all payments to third parties in connection with the costs arising from this Agreement, including, but not limited to, any payments to the Company’s auditors and all expenses incurred pursuant to Section 12.2 hereof.

5.15 Approval of Other Instruments and Documents by the Members. All instruments and documents delivered to the Members and the Company pursuant to the provisions of this Agreement shall be reasonably satisfactory to their legal counsel.

ARTICLE VI

CONDITIONS TO CLOSING FOR THE PURCHASER

All obligations of Purchaser under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

6.1 Representations and Warranties. The representations and warranties executed by and on behalf the Members and the Company set forth in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement. The Members shall cause to be delivered on the Closing Date the certificate to this effect, referred to in this Agreement as the Certificate of Representations and Warranties executed by each Member.

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6.2 Action to Transfer the Purchased Interests. The Members shall have taken all action necessary to transfer the Purchased Interests to Purchaser pursuant to this Agreement, including, but not limited to, the issuance of a Membership Interest Certificate evidencing the ownership of 85 Membership Interest Units in accordance with the Post Effective Operating Agreement; provided, however, Purchaser hereby covenants and agrees that to the extent such Purchased Interests must be pledged to the Senior Lender, Purchaser shall execute and deliver any additional instruments required by the Senior Lender. The conveyance(s) of the Purchased Interests shall contain such good and sufficient equity powers, and other good and sufficient instruments of sale, conveyance, transfer, and assignment, in form and substance reasonably satisfactory to Purchaser's counsel and with all requisite documentary stamps, if any, affixed, as shall be required or as may be appropriate in order effectively to vest in Purchaser's good, indefeasible, and marketable title to the Company Membership Interests, except with respect to the rights of the Senior Lender, free and clear of all liens, mortgages, conditional sales, and other title retention agreements, pledges, assessments, covenants, restrictions, reservations, easements, and all other encumbrances of every nature.

6.3 In addition to the conveyance and delivery of the Purchased Interests, the Members shall have taken all action necessary to deliver electronic copies all of the Company's corporate books and records, including but not limited to its files, documents, papers, agreements, formulas, books of account, and records pertaining to its business, and evidence of compliance with applicable securities laws, if required and requested by Purchaser's counsel.

6.4 The Company’s Financials. Before Closing, the Company will have delivered the Audited Financial Statements to Purchaser.

6.5 The Company and the Consultant shall have executed and delivered the Post Effective Operating Agreement.

6.6 The Company shall have delivered the original Hutcher Note marked cancelled evidencing the full repayment and termination of any obligations thereunder.

6.7 The Members (or any designees thereof) and the Board Representative shall execute any and all instruments necessary for compliance with applicable Laws to grant the rights hereunder.

ARTICLE VII

PRE-CLOSING COVENANTS OF THE MEMBERS & COMPANY

Up to and including the Closing Date, the Members and the Company covenant that:

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7.1 Access and Information. After the execution of this Agreement, the Members will permit Purchaser to have reasonable access to all information necessary to verify the representations and warranties made herein. After the Closing, the Members will continue to permit Purchaser access to such additional documentation and information as is reasonably necessary to completion of the transactions contemplated under this Agreement.

7.2 Conduct of Business. Up until the Closing Date, the Members shall insure that the Company's operations shall be conducted in ordinary course, and that no material change will be made to such operations that might materially adversely affect the value of the Purchased Interests; provided, the Company shall be entitled to take any and all actions reasonable necessary to obtain the consent of the Senior Lender or terminate and replace the Senior Lender.

7.3 Best Efforts. The Members shall use their best efforts to fulfill all conditions of the Closing including the timely solicitation of affirmative consent of all third parties necessary to effect a Closing under this Agreement.

7.4 Tax Opinion. The Members shall consult with tax advisors, tax lawyers and accountants of their own choosing to satisfy themselves concerning the tax fee character of the transactions contemplated by this Agreement. The Members acknowledge that tax consequences, if any, of this Agreement shall be the responsibility of the party incurring the same.

ARTICLE VIII

PRE-CLOSING COVENANTS OF THE PURCHASER

8.1 Maintenance of Capital Structure. Up until the Closing Date, or termination hereof, whichever is the earlier, except as disclosed herein or required under the terms of this Agreement, no change shall be made in the Articles of Incorporation or Bylaws of Purchaser, or the authorized capital stock of Purchaser as set forth on Schedule 4.1 hereof.

8.2 Avoidance of Distributions. Up until the Closing Date, Purchaser shall not declare any dividends, make any payments or distributions to its stockholders or purchase for cash or redeem any of its shares of capital stock.

8.3 Conduct of Business as Usual. Up until the Closing Date, Purchaser shall conduct its operations only in the ordinary course, and that no material change will be made to such operations that might adversely affect the value of Purchaser. The Purchaser shall maintain the D&O Policy.

8.4 Access and Information. After the execution of this Agreement, Purchaser will permit the Members to have reasonable access to all information necessary to verify the representations and warranties of Purchaser. After the Closing, Purchaser will continue to permit the Members access to such additional documentation and information regarding Purchaser as is reasonably necessary to completion of the transactions contemplated under this Agreement.

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8.5 Best Efforts. Purchaser shall use its best efforts to fulfill or obtain the fulfillment of all conditions of the Closing, including the timely solicitation of affirmative consent of all third parties necessary to effect a Closing under this Agreement.

ARTICLE IX

TERMINATION

9.1 Termination Without Cause. This Agreement may be terminated at any time prior to the Closing Date without cost or penalty to either party by mutual consent of the Members and Purchaser.

9.2 Termination with Cause. This Agreement may be terminated, with the terminating party to be reimbursed by the other party of all expenses and costs related to this Agreement, if:

(a) Breach or Noncompliance by the Members. The Company or the Members shall fail to comply in any material aspect with any of their representations, warranties, or obligations under this Agreement, or if any of the representations or warranties made by the Members under this Agreement shall be inaccurate in any material respect and is not cured within ten (10) business days of notice of such breach.

(b) Breach or Noncompliance by Purchaser. Purchaser shall fail to comply in any material aspect with any of its representations, warranties, or obligations under this Agreement, or if any of the representations or warranties made by Purchaser under this Agreement shall be inaccurate in any material respect and is not cured within ten (10) business days of notice of such breach.

(c) Each of the parties hereby agree to deliver any and all due diligence items (“Due Diligence Items") reasonably requested by the other party prior to the Closing Date (“Due Diligence Period”). In the event any party fails to provide such Due Diligence Items or any Due Diligence Item could result in a material adverse effect on the terms of this Agreement or the parties ability to perform their obligations hereunder or any Exhibits hereto, the other party may terminate this Agreement for cause.

(d) In the event either Party’s breach causes the termination of this Agreement, the breaching Party shall be liable for all costs and expenses (including legal expenses) incurred by the other Party in connection with this Agreement, up to a maximum of $100,000.

ARTICLE X

COMPLIANCE WITH SECURITIES LAWS AND POST CLOSING COVENANTS

10.1 Private Transaction. The Members understand that the shares issued pursuant to this Agreement, have not been nor will they be registered under the Securities Act of 1933 as amended (“33 Act”), but are issued pursuant to exemptions from registration including but not limited to Regulation D and Section 4(2) of the '33 Act.

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10.2 Access to Information. The Members represents that, by virtue of their economic bargaining power or otherwise, they have had access to or has been furnished with, prior to or concurrently with Closing, the same kind of information that would be available in a registration statement under the '33 Act should registration of the shares issued pursuant to this Agreement have been necessary, and that they have had the opportunity to ask questions of and receive answers from Purchaser's officers and directors, or any party acting on their behalf, concerning the business of Purchaser and that they have had the opportunity to obtain any additional information, to the extent that Purchaser possesses such information or can acquire it without unreasonable expense or effort, necessary to verify the accuracy of information obtained or furnished by Purchaser.

10.3 Piggyback Rights. If the Purchaser files or intends to file a registration statement for the public sale of the Purchaser’s Common Stock or any securities of the Purchaser (the “Public Offering”) at any time while any shares of Common Stock underlying Guaranteed Equity Consideration or the Earnout Equity Consideration are outstanding, the Members shall be permitted to include and sell all or any of its Common Stock for resale on the registration statement to be filed with the SEC (the “Registrable Securities”) in connection with such Public Offering, subject to the limitation set forth in the following sentence (a “Piggyback Right”). The number of Registrable Securities that may be registered pursuant to a Piggyback Right shall be subject to any reduction as the managing underwriter(s) of such Public Offering shall impose; provided, however, that any such reduction shall be made, pro rata, among the Members and all other shareholders of the Purchaser, based on the number of shares of Common Stock that they are requesting for inclusion in such Public Offering.

10.4 Right of First Refusal.

(a) Subject to the restrictions set forth in Section 2.4 hereof, for a period of five (5) years from the Closing Date (the “Anti-Dilution Period”), except with respect to any awards under or issuances of shares of Common Stock expressly permitted hereunder, in the event that the Purchaser at any time after the Closing desires to accept a bona fide third party offer (the “Offer”) for the issuance, sale or exchange or any agreement or obligation of the Purchaser to issue, sell or exchange (i) any shares of Common Stock of the Purchaser ; (ii) any other equity security of the Purchaser ; (iii) any other security which by its term is convertible or exchangeable or exercisable for any equity security of the Purchaser ; (iv) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such security described in the foregoing clauses (i) through (iii); or (v) any debt instruments or securities, including promissory notes and convertible debt instruments (the “ROFR Interests”), the Purchaser shall promptly deliver to the Members the terms and conditions of the Offer (the “Offer Notice”).

(b) The Members shall, for a period of twenty (20) days following receipt of the Offer Notice, (the "First Refusal Period"), have the right to purchase up to such portion of the ROFR Interests upon the same terms and conditions specified in the Offer Notice, in order to maintain the Member’s beneficial ownership interest percentage in the Purchaser on a fully diluted basis as of the date of the Offer Notice. Such right shall be exercisable by written notice (the “First Refusal Notice”) delivered to the Purchaser prior to the expiration of the First Refusal Period. If such right is exercised with respect to the ROFR Interests, then the Members and the Purchaser shall effect the purchase and sale of such ROFR Interests purchasable hereunder by the Purchaser, including payment of the purchase price, not more than thirty (30) business days after the receipt of the First Refusal Notice by the Purchaser.

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(c) In the event the First Refusal Notice is not delivered by the Members to the Purchaser within the First Refusal Period, the Members shall be deemed to have irrevocably waived its right of first refusal with respect to such proposed disposition.

10.5 Tag Along Rights. During the Anti-Dilution Period, in the event the Members do not exercise their rights under Section 10.4, if Purchaser proposes to sell shares of Common Stock in a single transaction or a series of related transactions as set forth in the Offer Notice, the Members shall have the right to sell such percentage of his/her/its shares of Common Stock to the same purchaser or pursuant to the same offering as proposed to be sold by the Purchaser, upon the same terms and conditions set forth in the Offer Notice. The Members shall have the right to make such election in the First Refusal Notice as described in Section 10.4(b) above.

10.6 Post-Closing Operation of the Company. As set forth in the Post Effective Operating Agreement, the Purchaser hereby agrees that the Company and the Members will be entitled to the following:

(a) The Company’s day to day operations shall be managed by Members or any designees thereof as contemplated by the Consulting Agreement and the Manganello Employment Agreement.

(b) In the event the Senior Lender or it successor no longer requires the Key Man Insurance Policies currently in place on the lives of certain personnel of the Company, the Members shall be entitled to take assignment of all such policies.

(c) The Purchaser shall cooperate with any cancellation, termination or replacement of the current personal guarantees of the Members for any of the Company’s material Contracts, including, but not limited to, the Company’s Lease, dated as of _______________________.

(d) In the event the Purchaser shall fail to make payments pursuant to the Purchase Price Notes, the Members shall be entitled to issue additional Membership Interests of the Company in their sole and absolute discretion.

(e) The Purchaser shall be responsible for any and all additional capital contributions or liquidity requirements of the Company following the Closing Date; provided that, the Purchaser shall not be entitled to cause any action to issue any additional Membership Interests of the Company during the Anti-Dilution Period.

ARTICLE XI

INDEMNIFICATION

11.1 Indemnification Obligations of the Company. The Members shall jointly indemnify, defend and hold harmless the Purchaser from, against, and in respect of, any and all claims, liabilities, obligations, damages, losses, costs, expenses, penalties, fines and judgments (at equity or at law, including statutory and common) whenever arising or incurred (including amounts paid in settlement, costs of investigation and reasonable attorneys’ fees and expenses) arising out of or relating to: (i) any breach or inaccuracy of any representation or warranty made by the Company in this Agreement, whether such representation and warranty is made as of the date hereof or as of the Closing Date; or (ii) any breach of any covenant, agreement or undertaking made by any Company in this Agreement. The claims, liabilities, obligations, losses, damages, costs, expenses, penalties, fines and judgments of the Purchaser described in this Section 11.1 as to which the Purchaser is entitled to indemnification are collectively referred to as “Purchaser Losses”.

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11.2 Indemnification Obligations of the Purchaser. The Purchaser shall indemnify and hold harmless the Members (the "Member Indemnified Parties") from, against and in respect of any and all claims, liabilities, obligations, losses, damages, costs, expenses, penalties, fines and judgments (at equity or at law, including statutory and common) and damages whenever arising or incurred (including amounts paid in settlement, costs of investigation and reasonable attorneys’ fees and expenses) arising out of or relating to: (i) any breach or inaccuracy of any representation or warranty made by the Purchaser in this Agreement, whether such representation and warranty is made as of the date hereof or as of the Closing Date; or (ii) any breach of any covenant, agreement or undertaking made by the Purchaser in this Agreement. The claims, liabilities, obligations, losses, damages, costs, expenses, penalties, fines and judgments of the Member Indemnified Parties described in this Section 11.2 as to which the Member Indemnified Parties are entitled to indemnification are collectively referred to as “Company Losses”.

11.3 Indemnification Procedure.

(a) Promptly following receipt by an indemnified party (an "Indemnified Party") of notice by a third party of any complaint, dispute or claim or the commencement of any audit, investigation, action or proceeding with respect to which such Indemnified Party may be entitled to receive payment from the other party for any Purchaser Losses or any Company Losses (as the case may be), such Indemnified Party shall provide written notice thereof to the Purchaser or the Company, as the case may be (the “Indemnifying Party”); provided, however, that the failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from liability hereunder with respect to such claim only if, and only to the extent that, such failure to so notify the Indemnifying Party results in the forfeiture by the Indemnifying Party of rights and defenses otherwise available to the Indemnifying Party with respect to such claim. The Indemnifying Party shall have the right, upon written notice delivered to the Indemnified Party within ten (10) days thereafter assuming full responsibility for any Purchaser Losses or Company Losses (as the case may be) resulting from such audit, investigation, action or proceeding, to assume the defense of such audit, investigation, action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel. In the event, however, that the Indemnifying Party declines or fails to assume the defense of the audit, investigation, action or proceeding on the terms provided above or to employ counsel reasonably satisfactory to the Indemnified Party, in either case within such 10-day period, then any Purchaser Losses or any Company Losses (as the case may be), shall include the reasonable fees and disbursements of counsel for the Indemnified Party as incurred. In any audit, investigation, action or proceeding for which indemnification is being sought hereunder the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such action, shall have the right to participate in such matter and to retain its own counsel at such Party’s own expense. The Indemnifying Party or the Indemnified Party (as the case may be) shall at all times use reasonable efforts to keep the Indemnifying Party or Indemnified Party (as the case may be) reasonably apprised of the status of the defense of any matter the defense of which it is maintaining and to cooperate in good faith with each other with respect to the defense of any such matter.

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(b) No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party (which may not be unreasonably withheld or delayed), unless such settlement, compromise or consent includes an unconditional release of the Indemnifying Party from all liability arising out of, or related to, such claim. An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent (x) includes an unconditional release of the Indemnified Party from all liability arising out of, or related to, such claim, (y) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of the Indemnified Party and (z) does not contain any order, judgment or term that in any manner affects, restrains or interferes with the business of the Indemnified Party.

(c) In the event an Indemnified Party claims a right to payment pursuant hereto, such Indemnified Party shall send written notice of such claim to the appropriate Indemnifying Party (a “Notice of Claim”). Such Notice of Claim shall specify the basis for such claim. The failure by any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party with respect to any claim made pursuant to this Section 11(c). In the event the Indemnifying Party does not notify the Indemnified Party within fifteen (15) days following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnified Party under this Section 11 or the amount thereof, the claim specified by the Indemnified Party in such Notice of Claim shall be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion of the claim) is estimated, on such later date when the amount of such claim (or such portion of such claim) becomes finally determined. In the event the Indemnifying Party has timely disputed its liability with respect to such claim as provided above, as promptly as possible, such Indemnified Party and the appropriate Indemnifying Party shall establish the merits and amount of such claim (by mutual agreement, litigation, arbitration or otherwise) and, within five (5) business days following the final determination of the merits and amount of such claim, the Indemnifying Party shall pay to the Indemnified Party immediately available funds in an amount equal to such claim as determined hereunder.

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ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1 Survival of Representations and Warranties. All representations, warranties, and covenants made by any party in this Agreement shall survive the Closing hereunder and the consummation of the transactions contemplated hereby for the greater of the applicable statute of limitations or three (3) years from the Closing Date. The Members, the Company and Purchaser are executing and carrying out the provisions of this Agreement in reliance on the representations, warranties, and covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for including any investigation upon which they might have made or any representations, warranty, agreement, promise, or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

12.2 Costs and Expenses. Except as provided above or as otherwise expressly provided herein, (a) the Purchaser shall pay its own fees, costs and expenses incurred in connection herewith and the transactions contemplated hereby, including the fees, costs and expenses of its financial advisors, accountants and counsel, and (b) the Purchaser shall pay the fees, costs and expenses of the Company and the Members incurred in connection herewith and the transactions contemplated hereby, including the fees, costs and expenses of financial advisors, accountants and counsel to the Members and the Company (all such fees, costs and expenses incurred or otherwise payable by the Company being the “Company Transaction Expenses”); provided, however, Purchaser has agreed to pay all expenses incurred in connection with the preparation of the Audited Financial Statements. To the extent that any Company Transaction Expenses are accrued and unpaid on the Closing Date, such amounts shall be paid from the Purchase Price payable at Closing. To the extent that the Members are not aware of Company Transaction Expense or is owing after the Closing Date with respect to services rendered to, or other actions taken by, or on behalf of the Members or the Company on or before the Closing Date, such Company Transaction Expense shall be directly and promptly payable by the Members upon delivery to them of an invoice therefor or shall be promptly reimbursable by the Members to the Purchaser or the Company upon receipt therefor if the Purchaser elects to pay (or to cause the Company to pay) such Company Transaction Expense directly to the applicable creditor.

12.3 Notices. All notices, communications and deliveries required or made hereunder must be made in writing signed by or on behalf of the Party making the same, shall specify the Section hereunder pursuant to which it is given or being made, and shall be delivered personally or by telecopy transmission or by a national overnight courier service or by registered or certified mail (return receipt requested) (with postage and other fees prepaid) as follows:

To the Purchaser:	Premier Holding Corporation
1382 Valencia Avenue, Unit F Tustin, California 92780 Attn: Randall Letcavage Facsimile No.: (210) 351-6356

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with a copy to:	Weed & Co. L.C.
4695 MacArthur Court, Suite 1430 Newport Beach, CA 92660-1869 Attn: Rick Weed Facsimile No.: (949) 475-908

To the Company
Or the Members:	Debra Sanabria & Anthony Manganello 601 Portion Road Ronkonkoma, New York 11779 Facsimile No: (631) 676-6998

with a copy to:	Davidoff Hutcher & Citron LLP 605 Third Avenue 34th Floor New York, New York 10158 Attn: Larry Hutcher, Esq. Facsimile No.: (212) 286-1884

or to such other representative or at such other address of a Party as such Party may furnish to the other parties in writing. Any such notice, communication or delivery shall be deemed given or made (a) on the date of delivery, if delivered in person, (b) upon transmission by facsimile if receipt is confirmed by telephone, (c) on the first (1st) Business Day following delivery to a national overnight courier service or (d) on the fifth (5th) Business Day following it being mailed by registered or certified mail. Any Party may change its address for the receipt of notices, requests, demands, claims and other communications hereunder by giving each other Party notice of such change in the manner herein set forth.

12.4 Further Assurances. At any time and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

12.5 Waiver. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

12.6 Headings. The paragraph and subparagraph headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

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12.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal Laws of the State of New York without reference to its choice of law rules. Each Party irrevocably and unconditionally (a) consents to submit to the exclusive jurisdiction of the state courts sitting in the State of New York and of the United States District Court for the Southern District of New York for any action, dispute, suit or proceeding arising out of or relating to this Agreement (and each party irrevocably and unconditionally agrees not to commence any such action, dispute, suit or proceeding except in such courts), (b) waives any objection to the laying of venue of any such action, dispute, suit or proceeding in any such courts and (c) waives and agrees not to plead or claim that any such action, dispute, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each Party hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement. If any Party shall commence any action or proceeding for any relief against any other Party, declaratory or otherwise, arising out of this Agreement, the substantially prevailing Party shall have its reasonable attorneys’ fees and costs related to such action or proceeding and/or enforcing any judgment or order granted therein paid by the adverse Party or Parties in such action or proceeding, all of which shall be deemed to have accrued upon the commencement of such action or proceeding and shall be paid whether or not such action or proceeding is prosecuted to judgment..

12.8 Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

12.9 Entire Agreement. This Agreement and the exhibits attached hereto contain the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

12.10 Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

12.11 Amendment. This Agreement may be amended only by a written instrument executed by the parties or their respective successors or assigns.

12.12 Facsimile Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

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12.13 Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.

SIGNATURE PAGE TO FOLLOW

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IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

“Purchaser”

Premier Holding Corporation

By: /s/ Randall Letcavage

Name: Randall Letcavage

Title: Chief Executive Officer

“Members”

Debra Sanabria

By: /s/ Debra Sanabria

Name: Debra Sanabria

Title: an individual and the owner and holder of 65 membership units of the Company

Anthony Manganello

By: /s/ Anthony Manganello

Name: Anthony Manganello

Title: an individual and the owner and holder of 35 membership units of the Company

“the Company”

Lexington Power and Light, LLC

By: /s/ Anthony Manganello

Name: Anthony Manganello

Title: Vice President

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Exhibit 2.1(b).

OPTION AGREEMENT

OPTION AGREEMENT, (“Agreement”) dated as of September __, 2014 (the “Effective Date”) by and between Premier Holding Corporation, a Nevada corporation (“PRHL”) and Lexington Trading Partners, LLC, a New York limited liability company (the “Member”), a member of Lexington Power and Light, LLC, a limited liability company organized under the laws of New York (the “the Company”).

WHEREAS, PRHL, the Members, and the Company are parties to a Purchase Agreement dated August __, 2014 covering the sale by the Members of 85% of the membership interests in the Company (the “Purchase Agreement”); and

WHEREAS, the Purchase Agreement grants PRHL an option to acquire the remaining 15% of the membership interests of the Company from the Members (the “Option”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

“Member” shall mean Lexington Trading Partners, LLC and its successors and assigns, the owner and holder of 15 membership interest units of the Company.

ARTICLE II

CONSIDERATION AND CLOSING

Grant of Option. In consideration of mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Member hereby grants to PRHL an (the “Option”) to purchase all, but not less than all, of the membership units of the Company (being collectively 15 membership units of the Company) upon receipt of the Notice of Exercise (described below).

Exercise. The Option must be exercised by PRHL between the Effective Date and December 31, 2018 (the “Option Period”). To exercise the Option under this Agreement, PRHL shall any time within the Option Period deliver to the Member an unmodified and fully executed Notice of Exercise in the form attached hereto as Exhibit A (“Notice of Exercise”). Within twenty (20) business days of the Member receipt of the unmodified and fully executed Notice of Exercise, PRHL shall deliver to Member consideration of Twenty Million United States Dollars ($20,000,000) (the “Consideration”). The Consideration is payable one-half in cash and one-half in common stock of PRHL. The value of the PRHL common stock shall be determined based upon the 10 day volume weighted closing price for PRHL common stock as reported by Bloomberg, NASDAQ, OTC Bulletin Board or other nationally recognized stock reporting service for the 10 trading days immediately preceding the Notice of Exercise.

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Costs. Except as otherwise specifically provided in this Agreement, the parties shall each pay their own costs and expenses incurred in the preparation, execution and performance under this Agreement.

Termination. In the event of any material breach by PRHL of the Purchase Agreement, this Agreement shall be terminated in all respects.

Entire Agreement. This Agreement, including the exhibits attached hereto and the documents referenced herein, constitute the entire agreement between the parties hereto relative to the subject matter hereof. Any prior negotiations, correspondence, or understandings relative to the subject matter hereof shall be deemed to be merged in this Agreement and the exhibits attached hereto. This Agreement may not be amended or modified except in writing executed by both of the parties hereto.

Interpretation. Whenever the context requires, the singular shall include the plural, the plural shall include the singular, the whole shall include any part thereof, any gender shall include both other genders, the term “person” shall include an individual, partnership (general or limited), corporation, limited liability company, trust, or other entity or association or combination thereof. The section headings contained in this Agreement are for purposes of reference only and shall not limit, expand, or otherwise affect the construction of any provision of the Agreement. Time is of the essence of this Agreement. The provisions of this Agreement shall be construed both as covenants and conditions in the same manner as though the words importing such covenants and conditions were used in each separate provision hereof.

No Waiver. Acceptance by either party of any performance less than required hereby shall not be deemed to be a waiver of the rights of such party to enforce all of the terms and conditions hereof. Except as otherwise expressly provided herein, no waiver of any such right hereunder shall be binding unless reduced to writing and signed by the party to be charged therewith.

Invalidity of Provision. If any provision of this Agreement, as applied to either party or to any circumstance, shall be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the same shall in no way affect, to the maximum extent permitted by applicable law, any other provision of this Agreement, the application of any such provision under circumstances different from those adjudicated by the court, or the validity or enforceability of the Agreement as a whole.

Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement. Any party to this Agreement may deliver an executed copy hereof by facsimile or electronic transmission in a portable document format (PDF) to another party hereto and any such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement.

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Drafting. This Agreement has been negotiated between the Parties and, for construction and enforcement purposes, shall not be deemed the drafting product of any one Party.

Governing Law and Jurisdiction: This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without reference to its choice of law rules. Each Party irrevocably and unconditionally (a) consents to submit to the exclusive jurisdiction of the state courts sitting in the State of New York and of the United States District Court for the Southern District of New York for any action, dispute, suit or proceeding arising out of or relating to this Agreement (and each party irrevocably and unconditionally agrees not to commence any such action, dispute, suit or proceeding except in such courts), (b) waives any objection to the laying of venue of any such action, dispute, suit or proceeding in any such courts and (c) waives and agrees not to plead or claim that any such action, dispute, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each Party hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement. If any Party shall commence any action or proceeding for any relief against any other Party, declaratory or otherwise, arising out of this Agreement, the substantially prevailing Party shall have its reasonable attorneys’ fees and costs related to such action or proceeding and/or enforcing any judgment or order granted therein paid by the adverse Party or Parties in such action or proceeding, all of which shall be deemed to have accrued upon the commencement of such action or proceeding and shall be paid whether or not such action or proceeding is prosecuted to judgment.

Day of Performance. In computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included. The term “business day” means any calendar day which is not a Saturday, Sunday, or federal holiday. Any deadline, expiration date, or other date on which performance is due, as described in this Agreement, which does not fall on a business day, shall be automatically extended to occur on the first immediately following business day.

No Third Party Beneficiaries. This Agreement is for the sole and exclusive benefit of the parties hereto and no third party is intended or shall have any rights hereunder. PRHL shall not be entitled to assign, transfer or convey any of the rights contained herein without the express written consent of the Members.

Fairness. Each party represents and agrees that the terms of this Agreement, and the transactions contemplated herein, are fair and reasonable to such party, taking into account all existing circumstances affecting the parties. The parties further represent and agree that they have had full and sufficient opportunity to obtain separate tax advice and legal counsel in the matters related to this Agreement.

SIGNATURE PAGE TO FOLLOW

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

“PRHL”

Premier Holding Corporation

By: /s/ Randall Letcavage

Name: Randall Letcavage

Title: Chief Executive Officer

“Member”

LEXINGTON TRADING PARTNERS, LLC

By: /s/ Debra Sanabria

Name: Debra Sanabria

Title: Manager and the owner and holder of 15 membership interest units of the Company

“the Company”

Lexington Power and Light, LLC

By: /s/ Anthony Maganello

Name: Anthony Maganello

Title: Vice President

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Exhibit A

To

Option Agreement

NOTICE OF EXERCISE OF OPTION

Premier Holding Corporation provides notice to Lexington Trading Partners, LLC (owner and holder of 15 membership units of the Company) of its exercise of the Option set forth in the foregoing Option Agreement.

Dated: ____________, 20__

Premier Holding Corporation

By: _______________

Name: Randall Letcavage

Title: Chief Executive Officer

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